 Exhibit 99.1

2009-15
Contact:                 R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON THIRD QUARTER EARNINGS PER SHARE $0.56

•	Earnings total $0.56 per share, including charge of $0.02 for severance-related costs
•	Backlog increases, driven by subsea orders

HOUSTON (November 3, 2009) -- Cameron (NYSE: CAM) reported net income of $124.9 million, or $0.56 per diluted share, for the quarter ended September 30, 2009, compared with net income of $163.0 million, or $0.71 per diluted share, for the third quarter of 2008.  The third quarter 2009 results include a pretax charge of $5.9 million, or $0.02 per share, for severance-related costs.
Total revenues were $1,231.8 million for the quarter, down 18 percent from 2008’s $1,504.7 million, while income before income taxes was $168.6 million, down 30 percent from the $242.2 million of a year ago.  Cameron President and Chief Executive Officer Jack B. Moore said, “The results reflect a continued focus on exceptional execution by our team in a difficult market.”  Moore also noted that margins held up well during the quarter.
Orders in subsea business drive increase in backlog
Orders received during the third quarter of 2009 totaled $1,343.0 million, up from the levels of the first two quarters of 2009.  “Drilling & Production Systems’ orders benefited from the bookings associated with a multi-year frame agreement for subsea equipment offshore Brazil,” Moore said, “as well as a significant order for multiphase pumping systems booked by Petreco, Cameron’s process systems business.”  He also noted that orders in Valves & Measurement and Compression Systems reached their highest quarterly totals to date during 2009; as a result, Cameron’s total orders exceeded revenues during the quarter for the first time since the third quarter of 2008, driving an increase in the Company’s total backlog.
At September 30, 2009, Cameron’s backlog totaled $5.12 billion, up from the $5.02 billion level at the end of the second quarter.
Cash flow supporting reinvestment in business
Moore said that Cameron’s cash flow from operations totaled $184.1 million through the first nine months of 2009.  “Year-to-date capital expenditures total $163.7 million, compared with $160.4 million for the 2008 period, and our current estimate for full-year spending is about $240 million,” he noted.  “We have spent approximately $60 million so far this year on our new Romanian surface equipment plant, which opened in early October and is ramping up its manufacturing capabilities, and on the continuing expansion of our subsea facility in Malaysia.”
Moore said that Cameron’s financial position remains solid.  “At September 30, 2009, the cash and cash equivalents on our balance sheet totaled $1.53 billion, and exceeded our total debt by approximately $237 million,” he said.  “We continue to evaluate possible acquisition opportunities, and we expect to resume our share repurchase program once the restrictions associated with the pending NATCO acquisition are lifted.”

NATCO transaction expected to close during fourth quarter
Cameron expects to close the acquisition of NATCO Group Inc. during the fourth quarter of 2009, subject to the resolution of remaining antitrust issues and approval by NATCO’s stockholders.  Moore said that the related Registration Statement on Form S-4 was declared effective on October 16, NATCO’s Proxy Statement was mailed to its stockholders beginning October 19, and that NATCO’s stockholders are expected to approve the transaction at a November 18 special meeting.  “We expect to be in a position to close the acquisition once the stockholder approval is confirmed, perhaps as soon as the day of the special meeting,” Moore noted.  “We look forward to completing the closing process and moving ahead with the integration of NATCO’s people and businesses with those of Cameron.”
Full-year earnings per share expected to be $2.26 to $2.30

“Cameron’s full-year earnings, excluding any charges or gains, are expected to be in the range of approximately $2.26 to $2.30 per share,” Moore said.  “As always, the results will depend on such factors as customers’ spending, our project execution and effective cost management.”  Moore noted that this guidance does not include any impact from the pending NATCO acquisition.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
###
Website: www.c-a-m.com

In addition to the historical data contained herein, this document includes forward-looking statements regarding order levels, revenues and earnings of the Company (including fourth quarter and full-year 2009 earnings per share estimates), as well as expectations regarding  profitability, cash flow, full-year capital spending, capital spending for construction of new facilities, and completion of pending acquisitions, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The Company’s actual results may differ materially from those described in forward-looking statements.  Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition.  Such factors may include overall demand for, and pricing of, the Company’s products; the size and timing of orders; the Company’s ability to successfully execute the large subsea systems and drilling projects it has been awarded; the Company’s ability to convert backlog into revenues on a timely and profitable basis; the Company’s ability to successfully implement its capital expenditures program; the impact of acquisitions the Company has made or may make; changes in the price of (and demand for) oil and gas in both domestic and international markets; raw material costs and availability; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity.  In particular, current and projected oil and gas prices historically have generally directly affected customers’ spending levels and their related purchases of the Company’s products and services.  Additionally, changes in oil and gas price expectations may impact the Company’s financial results due to changes it makes as a result thereof in its cost structure, staffing or spending levels.
Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance.  Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Cameron
Unaudited Consolidated Condensed Results of Operations
($ and shares in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008 (as revised)(1)	2009	2008 (as revised)(1)
Revenues:
Drilling & Production Systems	$791.5	$957.0	$2,459.1	$2,773.6
Valves & Measurement	294.7	383.7	882.6	1,095.1
Compression Systems	145.6	164.0	417.1	455.9
Total revenues	1,231.8	1,504.7	3,758.8	4,324.6

Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	828.0	1,050.8	2,512.4	3,079.4
Selling and administrative expenses	169.7	165.3	517.2	484.5
Depreciation and amortization	38.4	32.5	112.3	95.7
Interest income	(1.4)	(9.7)	(5.4)	(22.2)
Interest expense	22.6	23.6	73.8	46.1
Restructuring expense	5.9	−	39.0	−
Total costs and expenses	1,063.2	1,262.5	3,249.3	3,683.5

Income before income taxes	168.6	242.2	509.5	641.1
Income tax provision	(43.7)	(79.2)	(131.3)	(206.3)
Net income	$124.9	$163.0	$378.2	$434.8

Earnings per common share:
Basic	$0.57	$0.75	$1.74	$2.00
Diluted	$0.56	$0.71	$1.71	$1.88

Shares used in computing earnings per common share:
Basic	219.6	218.5	217.8	217.3
Diluted	221.9	229.2	221.2	231.0

EBITDA:
Drilling & Production Systems	$171.8	$188.4	$549.2	$504.5
Valves & Measurement	65.8	92.8	186.6	245.4
Compression Systems	24.6	32.3	71.2	84.1
Corporate and other(2)	(34.0)	(24.9)	(116.8)	(73.3)
Total	$228.2	$288.6	$690.2	$760.7

1	Amounts have been retrospectively revised as a result of the adoption, effective January 1, 2009, of FASB Accounting Standards Codification Topic 470-20, Debt with Conversion and Other Options.
2	Corporate EBITDA amounts include $5.9 million and $39.0 million of restructuring expense for the three- and nine-month periods ended September 30, 2009.

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets:
Cash and cash equivalents	$1,527.5	$1,621.0
Receivables, net	877.7	950.4
Inventories, net	1,698.6	1,336.9
Other	216.8	148.1
Total current assets	4,320.6	4,056.4

Plant and equipment, net	1,045.6	931.7
Goodwill	720.7	709.2
Other assets	220.0	205.1
Total Assets	$6,306.9	$5,902.4

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$61.1	$161.3
Accounts payable and accrued liabilities	1,867.6	1,854.4
Accrued income taxes	38.1	95.5
Total current liabilities	1,966.8	2,111.2

Long-term debt	1,229.1	1,218.6
Deferred income taxes	119.7	99.2
Other long-term liabilities	112.9	128.9
Total liabilities	3,428.5	3,557.9

Stockholders’ Equity:
Common stock, par value $.01 per share, 400,000,000 shares authorized, 239,473,764 shares issued at September 30, 2009 (236,316,873 shares issued at December 31, 2008)	2.4	2.4
Capital in excess of par value	1,268.0	1,254.5
Retained earnings	2,188.1	1,809.9
Accumulated other elements of comprehensive income	44.0	(84.2)
Less: Treasury stock, 18,807,197 shares at September 30, 2009 (19,424,120 shares at December 31, 2008)	(624.1)	(638.1)
Total stockholders’ equity	2,878.4	2,344.5

Total Liabilities and Stockholders’ Equity	$6,306.9	$5,902.4

Cameron
Unaudited Consolidated Condensed Statements of Cash Flows
($ millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008(1)	2009	2008(1)
Cash flows from operating activities:
Net income	$124.9	$163.0	$378.2	$434.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28.3	25.2	82.3	72.6
Amortization	10.1	7.3	30.0	23.1
Non-cash stock compensation expense	6.1	7.6	22.0	23.6
Tax benefit of employee stock compensation plan transactions and deferred income taxes	30.3	(19.0)	22.9	(20.3)
Changes in assets and liabilities, net of translation, acquisitions and non-cash items:
Receivables	28.0	(47.5)	111.0	(190.4)
Inventories	(12.4)	(12.7)	(305.5)	(31.3)
Accounts payable and accrued liabilities	27.3	86.6	(40.7)	116.0
Other assets and liabilities, net	(67.8)	52.8	(116.1)	84.6
Net cash provided by operating activities	174.8	263.3	184.1	512.7

Cash flows from investing activities:
Capital expenditures	(56.0)	(64.4)	(163.7)	(160.4)
Acquisitions, net of cash acquired	−	(40.2)	(23.2)	(97.7)
Proceeds from sale of plant and equipment	0.8	0.8	3.5	1.7
Net cash used for investing activities	(55.2)	(103.8)	(183.4)	(256.4)

Cash flows from financing activities:
Short-term loan borrowings (repayments), net	(12.0)	(59.6)	23.0	20.7
Redemption of convertible debt securities	(131.1)	(106.9)	(131.1)	(106.9)
Issuance of long-term senior notes	−	−	−	747.9
Debt issuance costs	−	−	−	(5.5)
Purchase of treasury stock	−	(60.8)	(7.1)	(215.3)
Proceeds from stock option exercises, net of tax payments from stock compensation plan transactions	1.6	7.0	5.1	17.1
Excess tax benefits from employee stock compensation plan transactions	1.2	2.7	3.5	17.2
Principal payments on capital leases	(1.6)	(1.8)	(5.2)	(5.2)
Net cash (used for) provided by financing activities	(141.9)	(219.4)	(111.8)	470.0

Effect of translation on cash	12.1	(38.7)	17.6	(30.7)

Increase (decrease) in cash and cash equivalents	(10.2)	(98.6)	(93.5)	695.6

Cash and cash equivalents, beginning of period	1,537.7	1,534.1	1,621.0	739.9

Cash and cash equivalents, end of period	$1,527.5	$1,435.5	$1,527.5	$1,435.5

1	Amounts have been retrospectively revised as a result of the adoption, effective January 1, 2009, of FASB Accounting Standards Codification Topic 470-20, Debt with Conversion and Other Options.

Cameron
Orders and Backlog
($ millions)

Orders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Drilling & Production Systems	$961.8	$1,945.4	$2,186.1	$4,511.0
Valves & Measurement	253.4	475.4	680.7	1,260.5
Compression Systems	127.8	191.0	361.3	596.6
Total	$1,343.0	$2,611.8	$3,228.1	$6,368.1

Backlog

	September 30, 2009	December 31, 2008	September 30, 2008

Drilling & Production Systems	$4,195.0	$4,416.8	$4,809.6
Valves & Measurement	537.8	749.2	829.9
Compression Systems	384.8	440.5	511.3
Total	$5,117.6	$5,606.5	$6,150.8

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Three Months Ended September 30, 2009
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate	Total

Income (loss) before income taxes	$149.7	$56.5	$20.5	$(58.1)	$168.6
Depreciation & amortization	22.1	9.3	4.1	2.9	38.4
Interest income	−	−	−	(1.4)	(1.4)
Interest expense	−	−	−	22.6	22.6

EBITDA	$171.8	$65.8	$24.6	$(34.0)	$228.2

	Three Months Ended September 30, 2008
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate	Total
Income (loss) before income taxes	$171.5	$84.7	$28.4	$(42.4)	$242.2
Depreciation & amortization	16.9	8.1	3.9	3.6	32.5
Interest income	−	−	−	(9.7)	(9.7)
Interest expense	−	−	−	23.6	23.6

EBITDA	$188.4	$92.8	$32.3	$(24.9)	$288.6

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Nine Months Ended September 30, 2009
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate	Total

Income (loss) before income taxes	$486.6	$160.1	$58.8	$(196.0)	$509.5
Depreciation & amortization	62.6	26.5	12.4	10.8	112.3
Interest income	−	−	−	(5.4)	(5.4)
Interest expense	−	−	−	73.8	73.8

EBITDA	$549.2	$186.6	$71.2	$(116.8)	$690.2

	Nine Months Ended September 30, 2008
	Drilling & Production Systems	Valves & Measurement	Compression Systems	Corporate	Total

Income (loss) before income taxes	$453.7	$221.7	$72.9	$(107.2)	$641.1
Depreciation & amortization	50.8	23.7	11.2	10.0	95.7
Interest income	−	−	−	(22.2)	(22.2)
Interest expense	−	−	−	46.1	46.1

EBITDA	$504.5	$245.4	$84.1	$(73.3)	$760.7